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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

                             INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, except for notes 18(a) and 18(b) which are as at May 30, 2000, with respect to the financial statements of Jaws Technologies, Inc., in the Registration Statement (Form S-1 No. 333--) and related prospectus of Jaws Technologies, Inc., dated May 30, 2000, for the registration of 12,820,917 shares of its Common Stock.

Calgary, Canada                                         /s/ Ernst & Young LLP
May 30, 2000                                            Chartered Accountants